Exhibit 10.3
COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF (THE “WARRANT SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (COLLECTIVELY, A “TRANSFER”) OF THIS WARRANT AND ANY WARRANT SHARES IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH SECTION 10 OF THIS WARRANT.  BY ACCEPTING ANY INTEREST IN THIS WARRANT, THE RECIPIENT OF SUCH WARRANT SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, ALL OF THE TRANSFER RESTRICTIONS CONTAINED HEREIN.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS WARRANT OR ANY WARRANT SHARES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THIS WARRANT.

Warrant No. 3
Dated as of February 11, 2009

COMMON STOCK PURCHASE WARRANT

TO PURCHASE SHARES OF COMMON STOCK OF

PARTICLE DRILLING TECHNOLOGIES, INC.

PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), for value received, hereby certifies that EDWARD F. HEIL (the “Purchaser”) or successors or registered assigns is entitled to purchase from the Company 534,765 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company at a purchase price per share of $0.105 (the “Purchase Price”), at any time or from time to time beginning on the date hereof (the “Issue Date”), and prior to 5:00 P.M., New York City, New York, time, on February 11, 2012, provided that in the event the Company does not have a registration statement in effect covering a resale of the shares of Common Stock issuable on exercise of this Warrant on February 11, 2012, this Warrant will remain exercisable until such a registration statement has been effective for a three-month period after such date (such date, as adjusted, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant (the “Warrant”, such term to include any such warrants issued in substitution therefor) was one of the warrants issued in connection with the Purchase Agreement dated as of February 11, 2009 by and among the Company, Particle Drilling Technologies, Inc., a Delaware corporation and a subsidiary of the Company, the Purchasers named therein and LC Capital Master Fund, Ltd., as Agent (the “Purchase Agreement”).  The Warrant evidences rights to purchase an aggregate of up to 1.495% of the total issued and outstanding Common Stock of the Company on the Issue Date, shares of Common Stock being subject to adjustment as provided herein.  Certain capitalized terms used in this Warrant are defined in Section 1; references to an “Exhibit” are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a “Section” are, unless otherwise specified, to one of the sections of this Warrant.

1. Definitions.  For the purposes of this Warrant, the following terms shall have the meanings indicated:

 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Charter Documents” shall have the meaning ascribed to such term in Section 8.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common

Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Company” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

 “Equity Securities” shall mean (i) all shares of Common Stock and of any other class of capital stock of the Company, (ii) all warrants and options of the Company, including, without limitation, this Warrant and the Warrant Shares, and any securities issued or issuable upon the exercise of such options or warrants, (iii) all other securities of the Company directly or indirectly convertible into or exchangeable for shares of Common Stock and (iv) any securities issued or issuable by the Company in respect of the forgoing upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

“Election to Purchase Shares” shall have the meaning ascribed to such term in Section 2(a).

“Exchange Act” shall have the meaning ascribed to it in Section 10(c).

“Exempt Securities” shall mean (i) shares of Common Stock issued upon the exercise of the Warrants, (ii) shares of capital stock issued by the Company on or prior to the date hereof (and shares of capital stock issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the date hereof, in accordance with their respective terms), (iii) shares of Common Stock issued pursuant to a public offering, (iv) shares of Common Stock (including shares issuable upon the exercise or exchange of warrants or options to acquire shares of Common Stock) issued solely to the employees, directors or consultants of the Company or any of its subsidiaries pursuant to a stock option or ownership plan or program or any stock issuance arrangement in existence as of the Issue Date or adopted by the Board of Directors of the Company and approved by a majority of the Company’s Common Stock holders after the Issue Date, representing not more than 7% of the total common equity of the Company determined on a fully-diluted basis as of the Issue Date, and (v) shares of Company capital stock issued upon the direct or indirect conversion or exercise of any of the forgoing securities, in accordance with their terms.

 “Exercise Date” shall have the meaning ascribed to such term in Section 2(e).

“Expiration Date” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Fair Market Value” shall be determined in accordance with Section 3(e).

“Holder” shall mean the registered holder of this Warrant.

 “NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Notes” shall mean the $1,200,000 Senior Secured PIK Notes Due 2010 issued and sold by the Company pursuant to the Purchase Agreement to the Purchasers named therein.

 “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

 “Purchase Price” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

“Purchaser” shall have the meaning ascribed to such term in the first paragraph of this Warrant.

 “Registrable Securities” shall mean (a) any shares of Common Stock or other securities issued or issuable upon exercise of this Warrant and any other warrants issued pursuant to the terms of the Purchase Agreement and (b) any securities issued or issuable with respect to any securities referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall be eligible for sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without any restrictions on volume or manner of sale, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

“Registration Expenses” shall mean all expenses incidental to the Company’s performance of or compliance with Section 11, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of any counsel and accountants retained by the holder or holders of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

 “Required Holders” shall mean, as of any date of determination, Holders holding in the aggregate more than 50% of all of the warrants issued pursuant to the Purchase Agreement  and outstanding.

 “Sale of the Company” shall have the meaning ascribed to such term in Section 3(i).

 “Securities Act” shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

 “Purchase Agreement” shall have the meaning ascribed to such term in the second paragraph of this Warrant.

“Transfer” shall mean any sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition by or to the Company; provided, that a pledge or the creation of a lien on the Common Stock shall not constitute a Transfer if the instrument creating such pledge or lien specifically references this Warrant and the pledgee or holder of the lien specifically agrees to be bound by the provisions hereof; provided further, that any foreclosure (including the retention of the collateral in satisfaction of any obligations) shall constitute a Transfer.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Shares” shall mean the shares of Common Stock deliverable upon proper exercise of this Warrant and/or other Warrants, as the case may be.

 “Warrant Register” shall have the meaning ascribed to such term in Section 10(a).

2. Exercise of Warrant.

(a) Exercise.  This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the Issue Date and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the aggregate Purchase Price

(b) (rounded to the nearest whole cent) for the number of shares of Common Stock specified in the Election to Purchase Shares.

(c) Delivery of Shares; Payment of Purchase Price.  As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued and delivered to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder (subject to Section 10 hereof), and, as set forth in Section 6, a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any.  Payment of the Purchase Price may be made:  (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company or by wire transfer to such account as specified by the Company in writing to the Holder, (ii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Fair Market Value per share of Common Stock on the Exercise Date, or (iii) by any combination of clauses (i) and (ii).

(d) Partial Exercise.  If this Warrant is exercised for less than all of the shares of Common Stock purchasable upon exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(e) Alternative Cashless Exercise.  Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant as set forth above, the Holder may exercise this Warrant by electing to receive that number of shares of Common Stock as determined below by surrendering to the Company at its principal office this Warrant, with the applicable Election to Purchase Shares duly executed by the Holder, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

CS = WCS x (MP – PP)

        MP

where:

CS equals the number of shares of Common Stock to be issued to the Holder

WCS equals the number of Warrant Shares represented by this Warrant to be exercised

MP equals the Common Stock Fair Market Value per share (on the date of such calculation)

PP equals the Purchase Price

Following the surrender of this Warrant pursuant to this Section 2(d), the Company shall promptly issue and deliver to the Holder a certificate or certificates for that number of shares of

Common Stock, as calculated above in such name or names as may be designated by such Holder (subject to Section 10 hereof).

(f) When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

(g) Warrant Shares Fully Paid, Nonassessable.  The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable, free from all taxes (excluding any taxes on income realized or recognized by the Holder), liens, charges and security interests with respect to the issue thereof.  The Warrant Shares shall be issued with restrictive legends.

(h) Continued Validity.  A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 10 hereof.

(i) Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

3. Adjustment of Purchase Price and Number of Shares.  The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the events described in this Section 3.

(a) Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, then in each such case, the number of shares of Common Stock issuable on such date and the Purchase Price shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number of shares of Common Stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision or combination.  Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision or combination.  Such adjustment shall be made successively whenever any

(b) event listed above shall occur.  If a dividend is declared and such dividend is not paid, the number of shares of Common Stock issuable pursuant to this Warrant on such date and the Purchase Price shall again be adjusted to be such number and Purchase Price, as applicable, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(c) Issuance of Rights to Purchase Common Stock Below Fair Market Value.

(i)           Except to the extent any of the following constitute Exempt Securities, if the Company shall, at any time or from time to time, fix a record date for the issuance of rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase Common Stock, or securities convertible into Common Stock (including any adjustments thereof pursuant to such securities’ anti-dilution provisions), or issue any of the foregoing, at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) which is lower than the Fair Market Value per share of Common Stock on such record date, then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Fair Market Value per share of Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company.  Any such adjustment shall become effective immediately after the record date for such rights or warrants.  Such adjustment shall be made successively whenever such a record date is fixed.  If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price that otherwise would be in effect but for the fact such record date was fixed (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(ii)           Notwithstanding any provision in Section 3 to the contrary and without limitation to any other provision contained in Section 3, in the event that (A) the purchase price payable for any rights, options, warrants or convertible securities referred to in Section 3(b)(i), (B) the additional consideration, if any, payable upon the exercise of such rights, options or warrants or the conversion of such convertible securities referred to in Section 3(b)(i) or (C) the rate at which any such convertible securities referred to in Section 3(b)(i) are convertible into additional shares of Common Stock shall change, the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price that would have been in effect at such time had such rights, options, warrants or convertible securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  On the expiration of any such rights, options or warrants not exercised or of any such right to convert under any such convertible securities not exercised, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price that would have been in effect at the time of such expiration or termination had such rights, options, warrants or convertible securities never been issued.  No readjustment pursuant to this Section 3(b)(ii) shall have the effect of increasing the Purchase Price by an amount in excess of the adjustment originally made to the Purchase Price in respect of the grant, issue or sale of the applicable rights, options, warrants or convertible securities.

(d) Certain Distributions.  If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of capital stock or other securities, evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Section 3(a)) or subscription rights, options or warrants (excluding those referred to in Section 3(b)), then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Fair Market Value per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Fair Market Value per share of Common Stock.  Any such adjustment shall become effective immediately after the record date for such distribution.  Such adjustments shall be made successively whenever such a record date is fixed.  In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(e) Issuance of Common Stock Below Fair Market Value.

(i)           If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (other than Exempt Securities) (regardless of whether originally issued or from the Company’s treasury) at a price per share of Common Stock which is lower than the Fair Market Value per share of Common Stock, then, subject to clause (ii) of this Section 3(d), the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Fair Market Value per share of Common Stock and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance.  Such adjustment shall be made successively whenever such sale or issuance is made.  If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration” received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Section 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company.

(ii)           No adjustment shall be made to the Purchase Price pursuant to clause (i) of this Section 3(d) in connection with the issuance of (A) shares issued in any of the transactions described in Section 3(a), (b) and (c) hereof, including upon the exercise of any right, option, warrant or convertible or exchangeable security and (B) shares issued upon exercise of this Warrant.

(f) Determination of Fair Market Value.  For the purpose of any computation under Section (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Fair Market Value per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date.  If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Fair Market Value per share of Common Stock shall be determined by mutual agreement of the Board of Directors of the Company and a majority of the Holders of the Warrants.

(g) Adjustments to Other Shares.  In the event that at any time, as a result of an adjustment made pursuant to Section 3(h), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 3(a), (b), (c), (d), (g) and (h), inclusive, and the provisions of Sections 2, 6, 7 and 8 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

(h) Adjustment of Number of Shares Issuable Upon Exercise.  Upon each adjustment of the Purchase Price as a result of the calculations made in Section 3(a), (b), (c) or (d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) Reorganization, Reclassification, Merger and Sale of Assets.

(i) Other than in the cases referred to in Sections 3(a), (b), (c) and (d), if there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person or the sale or conveyance of all or substantially all of the properties or assets of the Company to another

(ii) Person, then, the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

(iii) Notwithstanding anything contained in this Warrant or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (i) of this Section 3(h) unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.  Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

(j) Notice of Company Sale.  The Company shall provide the Holders written notice of any issuance by the Company of more than 20% of the issued and outstanding Common Stock of the Company to another Person, the consolidation or merger of the Company with or into another Person or the sale or conveyance of all or substantially all of the properties or assets of the Company to another Person (a “Sale of the Company”) as promptly as practicable upon the consummation of such sale, and in any event within two Business Days after such consummation.

(k) Purchase Price Below Par Value.  Notwithstanding anything contained herein, in the event that and only to the extent that the Purchase Price as adjusted hereunder is less than the par value per share of the Common Stock issuable pursuant to the exercise of this Warrant, such adjusted Purchase Price shall be used only for the purposes of adjusting the number of shares issuable upon exercise of this Warrant.  In no event shall the Purchase Price paid upon the exercise of this Warrant be less than the par value per share of the Common Stock issuable pursuant to the exercise of this Warrant.

(l) De Minimis Adjustments.  Unless stated otherwise herein, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the Purchase Price; provided, however, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share of Common Stock (or other securities issued or issuable upon exercise of this Warrant), as the case may be.

(m) Computations.  The computations of all amounts under this Section 3 shall be made assuming all other antidilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 3 have previously been made so as to maintain the relative economic interest of this Warrants vis à vis all other securities issued by the Company.

4. Other Dilutive Events.  In case any event shall occur as to which the provisions of Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections’, then, in each such case, upon the request of the Required Holders, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company or such other independent certified public accountants selected by the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to such Holder and shall make the adjustments described therein.

5. Statement of Adjustments.  Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Purchase Price and number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant, that shall be in effect after such adjustment.  The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to the Holder at such Holder’s address appearing on the Company’s records as promptly as practicable and in any event within 20 days of the occurrence of such event.

6. Fractional Shares.  Notwithstanding an adjustment pursuant to Section 3(g) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant and to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Company shall notify the Holder in writing of the amount to be paid in lieu of the fraction of a share of the Common Stock and concurrently pay to the Holder, at the time of exercise of this Warrant as herein provided, an amount in cash equal to such fraction multiplied

7. by the Fair Market Value of a share of Common Stock on the Exercise Date rounded to the nearest whole cent.

8. Notice of Proposed Actions.  In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, other than Exempt Securities, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of this Warrants or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder, in accordance with Section 17, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least 10 Business Days prior to the applicable record, determination or effective date specified in such notice.

9. No Dilution or Impairment.  The Company will not, by amendment of its articles of incorporation, bylaws or such other constitutive documents (collectively, the “Charter Documents”) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

10. Replacement of Warrants.  On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock.  If required by the Company, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any institutional investor, such holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to

11. protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced, or in the case of any such mutilation, such holder must surrender such Warrant for  cancellation.

12. Restrictions on Transfer; Registration of Transfers.

(a) Restrictions on Transfer.    Subject to any applicable laws, this Warrant and all rights hereunder shall be transferrable to any transferee designated by Holder upon delivery of this Warrant together with a Form of Assignment attached hereto as Exhibit B at the principal office of the Company.

(b) Registration.  The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrants and any Transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrants.  Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder.  The Company shall from time to time, register in the Warrant Register a Transfer of this Warrant, upon surrender thereof together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, subject to the compliance of such Transfer with the Transfer restrictions set forth in this Section 10.  Upon any such registration of Transfer, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees and the surrendered Warrant shall be cancelled by the Company.  This Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

(c) Legend.  This Warrant and the Warrant Shares will include a restrictive legend in substantially the form as set forth on the cover of this Warrant.  Upon termination of such restrictions on Transfer, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any) a new Warrant or certificates evidencing shares of Common Stock issued upon the exercise of this Warrant of like tenor without such legend.

13. Registration under the Securities Act.

(a) Filing of Registration Statement. The Company shall file with the Commission within sixty (60) days after the Issue Date and use its commercially reasonable efforts to cause to become effective a resale shelf Registration Statement for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of all of the Registrable Securities held by each Holder that has provided the Company all information requested pursuant to Section 11(g)(iv) within 15 business days of such request ( a “Resale Registration Statement”).

(b) Notice of Registration Status.  Not more than fifty (50) days and not less than forty-five (45) days after the Issue Date, the Company shall deliver to the Holder a notice in writing confirming whether or not the Resale Registration Statement has been declared effective by the Commission and, if not, the steps taken by the Company in connection with the filing and

(c) progression of the Resale Registration Statement, the status of the filing, the extent of comments and responses in connection with such registration and the Company’s estimate of the date by which the Resale Registration Statement will be declared effective.

(d) Effectiveness. The Company shall keep such Resale Registration Statement continuously effective under the Securities Act until (i) there are no longer any Registrable Securities saleable thereunder or (ii) such date that is one year after the Expiration Date, whichever is earlier.  To the extent permitted by applicable law and interpretations of the staff of the Commission, the Resale Registration Statement may be terminated with respect to the Registrable Securities on the date that there are no longer any Registrable Securities saleable thereunder.

(e) Expenses. The Company shall pay all Registration Expenses in connection with any registration of Registrable Securities pursuant to this Section 11.

(f) Registration of Other Securities.  No registration statement filed in accordance with this Section 11 may include any securities of the Company other than Registrable Securities.

(g) Selection of Underwriters.  If a registration pursuant to this Section 11 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registrable Securities.

(h) Additional Provisions Concerning Registration.  The following provisions of this Section 11(g) are applicable to any registration statement filed pursuant to this Section 11:

(i)           The Company shall furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such seller may reasonably request.

(ii)           The Company shall use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registrations and qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdiction of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (ii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction.

(iii)           The Company shall use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

(iv)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such seller shall furnish to the Company such written information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus to the extent necessary to permit the disposition of the Registrable Securities so to be registered.

(v)           In the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, the holder of any Registrable Securities covered by such registration statement, its directors, officers, employees, advisors, agents, representatives, partners and members and each other Person who participates as an underwriter (within the meaning of the Securities Act) in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter (within the meaning of the Securities Act) from and against any and all losses, claims, damages and liabilities (or actions or proceedings) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, or any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such holder and each such director, officer, employee, advisor, agent, representative, partner, member, underwriter and control person for any legal or any other expenses (including fees and expenses of counsel, which counsel may, if the holder or holders of Registrable Securities request, be separate from counsel for the Company) reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter (within the meaning of the Securities Act), in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, employee, advisor, agent, representative, partner, member, underwriter and control person and shall survive the transfers of such securities by such holder.

(vi)           Neither the giving of any notice by any holder of Registrable Securities nor the making of any request for prospectuses imposes any upon any holder making such request any obligation to sell any Registrable Securities or exercise this Warrant.

(vii)           The registration rights in this Section 11 may be assigned by any holder in connection with a permitted Transfer of this Warrant.

(viii)                      The Company’s agreements with respect to this Warrant or the Registrable Securities in this Section 11 shall not be affected by the exercise and surrender of this Warrant.

(i) Registration of Common Stock; Listing Rights.  If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.  At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

(j) Registration Rights of Other Securities. The Company shall not grant registration rights to any securities of the Company other than the Registrable Securities without the prior written consent of the Required Holders.

           12.           Ownership of Warrant.  The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of Transfer.

                           13.           No Rights or Liability as a Stockholder.  Prior to the exercise of this Warrant, the Holder hereof shall not be entitled to any voting rights or other rights (including the right to receive dividends) as a stockholder of the Company.  No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

                           14.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company; provided, that the Company shall not be required to pay any tax that may be payable in respect of any Transfer of this Warrant or any Warrant Shares or any Transfer involved in the issuance and delivery of the Warrant Shares in a name other than that in which the Warrant to which such issuance relates was registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that such tax has been paid.

15.           Amendment or Waiver.  This Warrant and any term hereof or thereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder of this Warrant.

16.           Notices.  Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by telecopier (with receipt confirmed and followed by first class mail), courier service or personal delivery to the Company at its principal office at 5611 Baird Court, Houston, Texas 77041, Attention: Chief Executive Officer and to the Holder at its address as it appears in the Warrant Register.  All such notices and communications (and deliveries) shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied.

17.           Certain Remedies.  The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

18.           Governing Law.  This Warrant shall be governed by, construed in accordance with, and enforced under, the laws of the State of New York applicable to agreements or instruments entered into and performed entirely within such State.  The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of New York in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

19.           Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be signed by their duly authorized officer.

PARTICLE DRILLING TECHNOLOGIES, INC.

By
      Name:
      Title:

EDWARD F. HEIL

By
      Name: Edward F. Heil
      Title:

Exhibit A to

Common Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise this Warrant to purchase __________ shares of  Common Stock, par value $0.001 per share (“Common Stock”), of Particle Drilling Technologies, Inc. (the “Company”) and hereby [makes payment of $__________ therefor] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(ii) ____________ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to Section 2(d) of a portion of this Warrant with respect to __________ shares of Common Stock].  The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by this Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

Dated:_____________________________                                                                                                                                          [NAME OF HOLDER1]

By

    Name:

    Title:

1    Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to

Common Stock Purchase Warrant

[FORM OF] ASSIGNMENT

[To be executed only upon transfer of Warrant]

FOR VALUED RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto ________________ the right represented by such Warrant to purchase __________ shares of  Common Stock, par value $0.001 per share (“Common Stock”) of Particle Drilling Technologies, Inc. (the “Company”) to which such Warrant relates, and appoints ____________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:____________________________                                                                                     [NAME OF HOLDER2]

By:
      Name:
      Title:

____________________________________
           (Street Address)

____________________________________
(City)                  (State)                (Zip Code)

2    Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.